Exhibit 99.B(d)(xii)(C)

FORM OF

AMENDED AND RESTATED

SCHEDULE A

DATED                 , 2015

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Series of FundVantage Trust	Effective Date
Gotham Absolute Return Fund	August 28, 2012
Gotham Enhanced Return Fund	May 30, 2013
Gotham Neutral Fund	August 30, 2013
Gotham Absolute 500 Fund	July 25, 2014
Gotham Enhanced 500 Fund	December 31, 2014
Gotham Total Return Fund	March 30, 2015
Gotham Index Plus Fund	March 30, 2015
Gotham Institutional Value Fund	, 2015

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative as of March 30, 2015.

FUNDVANTAGE TRUST

By:
Name:	James Shaw
Title:	Treasurer and Chief Financial Officer

GOTHAM ASSET MANAGEMENT, LLC

By:
Name:	Louis LaRocca
Title:	General Counsel & CCO

A-1

FORM OF

AMENDED AND RESTATED

SCHEDULE B

DATED                , 2015

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Gotham Absolute Return Fund	2.00% (200 basis points)	August 28, 2012
Gotham Enhanced Return Fund	2.00% (200 basis points)	May 30, 2013
Gotham Neutral Fund	2.00% (200 basis points)	August 30, 2013
Gotham Absolute 500 Fund	2.00% (200 basis points)	July 25, 2014
Gotham Enhanced 500 Fund	2.00% (200 basis points)	December 31, 2014
Gotham Index Plus Fund	1.33% (133 basis points)	March 30, 2015
Gotham Total Return Fund	2.00% (200 basis points)*	March 30, 2015
Gotham Institutional Value Fund	0.80% (80 basis points)*	, 2015

* Assets invested in other mutual funds advised by Gotham shall be excluded from the Gotham Total Return Fund’s average daily net assets for purposes of calculating the advisory fee.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of                , 2015.

FUNDVANTAGE TRUST

By:
Name:	James Shaw
Title:	Treasurer and Chief Financial Officer

GOTHAM ASSET MANAGEMENT, LLC

By:
Name:	Louis LaRocca
Title:	General Counsel & CCO

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